Generex Announces Elimination of

Outstanding Derivative Securities

Company’s Market Capitalization Simplified & Improved

MIRAMAR, Florida & TORONTO, Canada, February 15, 2017 (BUSINESS WIRE) – Generex Biotechnology Corporation (OTCPink:GNBT) today announced that it has achieved the elimination of its outstanding derivative securities.

This is an important milestone for the Company. The consequent reduction in the number of shares coming into the market and the termination of the attendant price protection provisions will unburden the Company. In addition, the elimination of the derivative liability will greatly improve the Company’s balance sheet. Thus unencumbered, and with a reinvigorated management team and Board of Directors, the Company will proceed to execute its business plans and to attract value investors.

As at February 9, 2017, there were 350 Series G 9% Convertible Preferred Shares outstanding and convertible into 33,939,394 shares of Generex common stock (based on the VWAP as at that date). There were also Warrants outstanding and exercisable for an aggregate of 314,648,294 shares of Generex common stock.

On February 9, 2017, the Company’s Board of Directors approved a proposal whereby the Company offered to reduce the exercise price of the Warrants from $0.015 to $0.0074 in exchange for the immediate exercise of 100% of the Warrants on a cashless basis based on a VWAP of $0.011. Generex is pleased to announce that the 11 holders of the Warrants each accepted the proposal and have exercised their Warrants in exchange for an aggregate of 103,809,026 shares of Generex common stock.

In addition, on February 9, 2017, the Company entered into a Right to Shares Agreement with the holder of the Company’s Series G 9% Convertible Preferred Shares pursuant to which that holder agreed convert 100% of those preferred shares into an aggregate of 33,939,394 shares of Generex common stock based on the February 6, 2017 VWAP. Those shares of the Company’s common stock, together with the Warrant shares issuable to that holder, will be delivered to that holder from time to time based on draw down notices submitted to the Company by that holder.

As a result of the foregoing transactions, (a) the number of shares of Generex common stock issuable in respect of the Convertible Preferred Stock and Warrants has been reduced by more than 210 million shares, a reduction in excess of 60% (and a 15.6% reduction in the public float), and (b) as of the date hereof the Company no longer has any securities outstanding to which are attached price protection provisions.

Joseph Moscato, Generex President & Chief Executive Officer, stated: “It is with great satisfaction that I report this important achievement to my fellow Generex stockholders. The implementation of these arrangements has resulted in a very substantial reduction of the size of the Company’s stock “overhang”, greatly reduced dilution, and improved our balance sheet. And, the elimination of the price protection provisions removes a significant impediment to future capital raising initiatives. Our market capitalization has been simplified and greatly improved.”

Cautionary Note Regarding Forward-Looking Statements

This release and oral statements made from time to time by Generex representatives in respect of the same subject matter may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as "expects," "plan," "believes," "will," "achieve," "anticipate," "would," "should," "subject to" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

SOURCE Generex Biotechnology Corporation

Generex Contact:

Joseph Moscato

646-599-6222

Generex Biotechnology Corporation

Todd Falls

800-391-6755

Extension 222

investor@generex.com